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Exhibit 99.3

AMEREN ENERGY GENERATING COMPANY
NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
$300,000,000
Registered 7.00% Senior Notes, Series H due 2018
for any and all
Unregistered 7.00% Senior Notes, Series G due 2018

Pursuant to the Prospectus dated                        , 2008

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's unregistered 7.00% Senior Notes, Series G due 2018 (the "Outstanding Notes") are not immediately available, (ii) time will not permit the Outstanding Notes, the Letter of Transmittal and all other required documents to be delivered to The Bank of New York Trust Company, N.A. (the "Exchange Agent") before 5:00 p.m., New York City time, on                        , 2008, which is when the Exchange Offer will expire, or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" in the Prospectus (as defined below). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent for the Exchange Offer Is:
 The Bank of New York Trust Company, N.A.

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:	To Confirm by Telephone or for Information:
Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attention: Mr. Randolph Holder	Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attention: Mr. Randolph Holder	(Eligible Institutions Only) (212) 298-1915	(212) 815-5098

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Ameren Energy Generating Company, an Illinois corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated                         , 2008 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering Outstanding Notes."

Name(s) and Address(es) of Holder(s) (if available)	Certificate Numbers	Principal Amount Represented	Principal Amount Tendered*

Total

* Must be in integral multiples of $1,000.

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:
Date:

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  PLEASE SIGN HERE

X
X
Signature(s) of Registered Holder(s) or Authorized Signatory
Date:
Area Code and Telephone No.:

Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his of her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.
Please print name(s) and address(es)
Name:
Capacity:
Address (Including Zip Code):

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the book-entry procedures set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal with any required signature guarantees (or facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers and any other required documents within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers and the Outstanding Notes tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and

NOTE:
DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.3